UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2009

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; transfer of Listing.

On June 9, 2009, the Company announced that it had received notice that the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDSAQ)” has determined to grant the Company an extension to regain compliance with Listing Rule 5550(b)(1) (“Rule”) and continue the listing of the Company’s securities on The NASDAQ Capital Market.  The Company’s continued listing on NASDAQ is subject to the condition that the Company provide written evidence of compliance with the $2.5 million stockholders’ equity requirement set forth in the Rule by no later than August 3, 2009 and demonstrate compliance in its periodic filing report for the quarter ending September 30, 2009. The Staff’s determination follows the Company’s previous disclosure on April 20, 2009 regarding its non-compliance with the minimum stockholders’ equity requirement.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)       Exhibit 99.1

The following exhibit is to be filed as part of this 8-K:

Exhibit No.	Description

99.1	Press release issued June 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Neil K. Warma
Chief Executive Officer

DATE:	June 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued June 9, 2009